Exhibit (a.2)

ISHARES, INC.

ARTICLES OF AMENDMENT

iShares, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The charter (the “Charter”) of the Corporation is hereby amended so that the name of the shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Corporation classified and designated as “iShares MSCI All Country Far East (Free) Ex Japan Index Fund” shall be, and hereby is, changed to “iShares MSCI All Country Far East Ex Japan Index Fund”.

SECOND: The Charter is hereby amended so that the name of the shares of Common Stock classified and designated as “iShares MSCI Emerging Markets (Free) Index Fund” shall be, and hereby is, changed to “iShares MSCI Emerging Markets Index Fund”.

THIRD: The Charter is hereby amended so that the name of the shares of Common Stock classified and designated as “iShares MSCI Indonesia (Free) Index Fund” shall be, and hereby is, changed to “iShares MSCI Indonesia Index Fund”.

FOURTH: The Charter is hereby amended so that the name of the shares of Common Stock classified and designated as “iShares MSCI Thailand (Free) Index Fund” shall be, and hereby is, changed to “iShares MSCI Thailand Index Fund”.

FIFTH: The amendment set forth in these Articles of Amendment was approved by at least a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by the President and attested to by its Secretary on this 18th day of December, 2006.

ATTEST:		ISHARES, INC.

By:	/s/ Michael Latham	By:	/s/ Lee Kranefuss
	Michael A. Latham		Lee T. Kranefuss
	Secretary		President